Exhibit 23.2
James I. Lundy, III
     Attorney at law

1701Pennsylvania Avenue, nw
Suite 300
Washington, DC 20006
(202) 349-7130
Fax: (202) 318-4623

JILundyIII@Verizon.net
March 12, 2010
Southwest Bancorp, Inc.
608 South Main Street
Stillwater, OK 74074
Re: Registration Statement on Form S-3
Dear Sirs:
     I have acted as counsel to Southwest Bancorp, Inc., an Oklahoma corporation, (the “Company”) in connection with the filing by the Company of a shelf Registration Statement on Form S-3 (the “Registration Statement”) with the Securities and Exchange Commission (the “Commission”) under the Securities Act of 1933, as amended (the “Act”) for the registration under the Act of up to $100,000,000 aggregate amount of securities to be offered and sold from time to time in one or more offerings by the Company.
     I hereby consent to the use of my name under the caption “Legal Matters” in the Prospectus. In giving such consent, I do not hereby concede that I am within the category of persons whose consent is required under Section 7 of the Act or the rules and regulations of the Commission thereunder.
Very truly yours,
/s/ James I. Lundy, III
James I. Lundy, III
Attorney at Law